SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 31, 2014

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On November 13, 2013, the Registrant filed a form 8-K to report that WHLR-HPA-1, LLC, (“WHLR-HPA”), a subsidiary of the Registrant’s operating partnership that owns real property known as the Harps at Harbor Point (“Harp’s Food Store”) located in Delaware County, Oklahoma, entered into a settlement agreement with Crossland Heavy Contractors (“Crossland”). Pursuant to the settlement agreement, the affiliated parties that developed the Harp’s Food Store property agreed to pay Crossland $856,215.47 to satisfy in full a mechanic and materialmen’s lien that Crossland recorded against three properties that included the Harp’s Food Store property and two adjacent properties owned by the Registrant’s affiliates.

On or about January 31, 2014, the affiliated parties satisfied their obligations under the settlement agreement in full, thereby extinguishing the settlement agreement, resulting in no liability to the Registrant.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer

Dated: February 4, 2014